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                                                                     EXHIBIT 5.1





                 KPMG LLP                              Telephone  (416) 228-7000
                 CHARTERED ACCOUNTANTS                 Telefax    (416) 228-7123
                 Yonge Corporate Centre                Internet   www.kpmg.ca
                 4100 Yonge Street, Suite 200
                 Toronto ON M2P 2H3
                 Canada


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
North American Palladium Ltd.:

We consent to the incorporation by reference in this Amendment No.1 to Registration Statement on Form F-10 of our report dated March 29, 2006, with respect to the consolidated balance sheets of North American Palladium Ltd. as at December 31, 2005 and 2004, and the related consolidated statements of earnings (loss) and deficit and cash flows for each of the years in the two-year period ended December 31, 2005, which report appears in the annual report on Form 40-F of North American Palladium Ltd. for the year ended December 31, 2005.


We also consent to the reference to our Firm under the headings "Auditors" and "Selected Consolidated Financial Data" in the prospectus, which is part of this Registration Statement.




Chartered Accountants


Toronto, Canada
October 23, 2006



       KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.